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                                                                    EXHIBIT 10.4

                                LETTER OF INTENT
                                    between
                        ANNUITY AND LIFE REASSURANCE LTD
                                      and
                                  XL LIFE LTD

CEDING COMPANY

     Annuity and Life Reassurance Ltd. ("ALRe")

REINSURER

     XL Life Ltd ("XL")

REINSURANCE

     Catastrophic Excess of Loss Cover

RISK REINSURED

     ALRe's Incurred death benefit claims resulting from a single event during the Coverage Period in which ALRe has incurred more than Five (5) deaths from the Eligible Business. Multiple policies on any one life shall be treated as one death. A Covered Event shall be limited to accidents that occur during the Coverage Period that cause the deaths within 24 hours of the time of the accident to at least five lives that are reinsured by ALRe. Only the first occurrence of a Covered Event during the Coverage Period shall be reinsured by XL.

ELIGIBLE BUSINESS

     Life Insurance individually underwritten by U.S. and Canadian Insurance Companies reinsured by ALRe. Any group-related business, such as Group Insurance and Corporate Owned Life Insurance, is excluded.

COVERAGE PERIOD

     January 1, 2002 through December 31, 2002

PREMIUM

     The greater of $0.008 per $1000 of total risk reinsured of the Eligible Business as measured at the beginning of the Coverage Period, or $1 million. The premium is payable to the XL 60 days after the start of the Coverage Period.

EXCLUSIONS

     -  Deaths that occur more than 24 hours after a Covered Event are excluded.


     - Covered Event shall not include any act of terrorism, military terrorism, or any act of war, declared or undeclared.


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EXCESS OF LOSS PAYMENT

     The Excess of Loss Payment from XL to ALRe under this Contract shall be the average of the eligible incurred claim payments per death, not to exceed $25,000 per death, for each death in excess of 5 deaths, up to a maximum of 10 times the Premium payable under this Contract. The Excess of Loss Payment is due 90 days after ALRe has reported to XL eligible claims under this Contract from policies reinsured by ALRe.


RENEWAL

     1. ALRe and XL may mutually agree to renew this contract on a yearly basis on the existing terms. At any time, ALRe and XL Life may mutually agree to terminate this contract on mutually agreeable terms.

     2. In the event that incurred losses under this Contract exceed paid premium under this Contract, XL has the right to mandate renewal of this contract for 10 successive years on the existing terms.

TERMINATION

     At any time, ALRe and XL may mutually agree to terminate this contract on mutually agreeable terms.

CURRENCY
     U.S. Dollars


OTHER PROVISIONS (to include, but not be limited to the following:)
     Definitions
     Access to records
     Arbitration (Bermuda 1993 Act)
     Insolvency
     Offset
     ALRe to warrant accuracy of Reserves and Incurred Losses
     Governing Law (Bermuda)
     30 Day due diligence period for final approval and final wording

WORDING

To be agreed.

CONDITION PRECEDENT

This transaction must be approved by ALRe's Board of Directors.
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Accepted for Annuity & Life Reassurance, Ltd.



Signature:  /s/ Robert Reale
            --------------------------------------

Name:       ROBERT REALE
            --------------------------------------

Title:      SVP & Chief Underwriter
            --------------------------------------

Date:       Feb. 28, 2002
            --------------------------------------



Accepted for XL Life Ltd



Signature:  /s/ Paul Giordano
            --------------------------------------

Name:       Paul Giordano
            --------------------------------------

Title:      Executive Vice President and Secretary
            --------------------------------------

Date:       March 13, 2002
            --------------------------------------